SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2020 (January 17, 2020)

___________________________

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

(Former Name or Former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 1.01	Entry into a Material Definitive Agreement

On January 17, 2020, Seneca Biopharma, Inc. (the “Company”) entered into a letter agreement (“Letter Agreement”) with certain institutional holders warrant holders of the Company’s Series M Warrants and Series N Warrants (each as defined below) (collectively, the “Holders”). Pursuant to the Letter Agreement, each Holder will receive:

(i)	one (1) Series P common stock replacement warrant (“Series P Warrant”) for every one (1) share purchased upon exercise of outstanding Series M common stock purchase warrants (“Series M Warrants”) issued on July 30, 2019 in the Company’s registered offering; and
(ii)	one (1) Series Q common stock replacement warrant (“Series Q Warrant”) for every one (1) share purchased upon exercise of outstanding Series N common stock purchase warrants (“Series N Warrants”) issued on July 30, 2019 in the Company’s registered offering.

Pursuant to the Letter Agreement, and as an inducement to exercise the Series M Warrants and Series N Warrants, the exercise price of the Holder’s Series M Warrants and Series N Warrants are being reduced from $2.70 to $1.36 per share. The Holders collectively own (i) 2,777,777 Series M Warrants and (ii) 2,777,777 Series N Warrants. The Holders are exercising all of their Series M Warrants and Series N Warrants. The closing is expected to take place on or about January 22, 2020, subject to customary closing conditions. The Company anticipates receiving gross proceeds of approximately $7,555,553, not including closing costs and placement agent fees as further described below.

Notwithstanding the foregoing, in the event that a warrant exercise would cause the Holder to exceed the beneficial ownership limitation of the Series M Warrants or Series N Warrants (collectively, the “Replacement Warrants”), the Company shall only issue such number of shares that would not cause the Holder to exceed the maximum amount permitted thereunder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations.

The Series P Warrants will have substantially the same terms as the Series M Warrants (except for provisions customary for an unregistered warrant, including a restricted legend) and (i) will have registration rights whereby the Company agrees to register the shares underlying the Series P Warrants within ninety (90) days) of closing, (ii) will be exercisable immediately upon issuance, (iii) will have a term of two (2) years from the date of issuance, and (iv) will have an exercise price per share of $1.23.

The Series Q Warrants will have substantially the same terms as the Series N Warrants (except for provisions customary for an unregistered warrant, including a restricted legend) and (i) will have registration rights whereby the Company agrees to register the shares underlying the Series Q Warrants within ninety (90) days) of closing, (ii) will be exercisable immediately upon issuance, (iii) will have a term of five (5) years from the date of issuance, and (iv) will have an exercise price per share of $1.23.

Subject to the terms of the Letter Agreement, if the shares underlying the Replacement Warrants are not registered, the Company will be required to pay certain liquidated damages as more fully described in the Letter Agreement in the event that the Company fails to remove the restrictive legend on the shares underlying the Replacement Warrants on a timely basis once the Company is legally able to do so.

In the event that the shares underlying the Replacement Warrants are not subject to an effective registration statement at the time of exercise, the Inducement Warrants may be exercised on a cashless basis at any time after six (6) months from the issuance date. A copy of the form of Replacement Warrants is attached to this report as Exhibit 4.01

The Company further agrees that until thirty (30) trading days after January 17, 2020, it will not enter into any other warrant exercise agreement with any other warrant holder that contains terms that are more favorable than those contained in the Letter Agreement.

In connection with the transactions contemplated in the Letter Agreement, the Company entered into a letter agreement (the “Placement Agent Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent is entitled to (i) a cash fee equal to 8% of the gross proceeds raised in the transactions contemplated by the Letter Agreement, (ii) a common stock purchase warrant equal to 8% of the aggregate number shares of common stock issued in the Offering with an exercise price of $1.70, and a term of five (5) years (the “Placement Agent Warrant”), (iii) a management fee equal to 1.0% of the gross proceeds raised, (iv) $35,000 for non-accountable expenses; and (v) up to $90,000 in expenses of legal counsel and other out-of-pocket closing expenses. Additionally, the Placement Agent will receive a tail fee of 8% cash and 8% warrant coverage as described above with respect to any additional financing completed with any investors that entered into the Letter Agreement within the 12-month period following date of the Letter Agreement.

Additionally, for a period of ten (10) months following the closing of the transaction contemplated by the Letter Agreement, the Placement Agent will have a right of first refusal to act as the sole book-running manager, underwriter, or placement agent for any future capital raising transactions.

The foregoing descriptions of the Letter Agreement, Replacement Warrants, the Placement Agent Agreement, and the Placement Agent Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Letter Agreement, Series P Warrants, Series Q Warrants, Placement Agent Agreement, and the Placement Agent Warrant, copies of which are attached to this current report as Exhibits 10.01, 4.01, 4.02, 10.02, and 4.03, respectively. On January 17, 2020, the Company issued a press release announcing the transactions described in Item 1.01 above. A copy of the press release is attached to this report as Exhibit 99.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety The issuance of securities described in Item 1.01 was made in reliance upon an exemption from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Form of Replacement Warrant (Series P)
4.02	Form of Replacement Warrant (Series Q)
4.03	Form of Placement Agent Warrant
10.01	Letter Agreement dated January 17, 2020
10.02	Form of Placement Agent Agreement
99.01	Press Release dated January 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 22, 2020	Seneca Biopharma, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Form of Replacement Warrant (Series P)
4.02	Form of Replacement Warrant (Series Q)
4.03	Form of Placement Agent Warrant
10.01	Letter Agreement dated January 17, 2020
10.02	Form of Placement Agent Agreement
99.01	Press Release dated January 17, 2020